MODIFICATION TO OPTION AGREEMENT

     THIS MODIFICATION TO OPTION AGREEMENT (the "Modification to Option Agreement"), made this 12th day of December, 1996, by and between LIBERTY LANDING ASSOCIATES, a Pennsylvania general partnership ("Optionor"), and PRESIDENT RIVERBOAT CASINO-PHILADELPHIA, INC., a Pennsylvania corporation, its designee or assignee ("Optionee").

                                 WITNESSETH:

     WHEREAS, Optionor and Optionee have entered into that certain Option Agreement dated July 31, 1996 (the "Option Agreement"); and

     WHEREAS, Optionor and Optionee desire to modify the payment terms under the Option Agreement for Base Payments due from Optionee to Optionor in the year 1997, in order to make available funds to promote and market the Premises for gaming and development.

     NOW, THEREFORE, in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The recitals set forth above are incorporated herein by reference. All capitalized terms not defined herein shall have the meaning given to such terms in the Option Agreement.

2. Paragraph 6a of the Option Agreement is hereby modified and amended to add the following language to the end of existing Paragraph 6a of the Option Agreement:

     "In consideration of the current political uncertainty regarding the legalization of gaming in the Commonwealth of Pennsylvania, and notwithstanding anything to the contrary contained in Paragraph 6a hereinabove, the total amount of all of the monthly Base Payments payable in the calendar year 1997 shall be payable by Optionee to Optionor in the following manner:

(i) on or before December 31, 1996, Optionee shall pay to Optionor the sum of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($1,200,000.00) Also, at such time as Optionee pays to Optionor the $1,200,000.00, Optionor shall contemporaneously provide a payment credit to Optionee in the amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) as a credit against the monthly Base Payments due from Optionee to Optionor in the calendar year 1997. Optionor shall utilize the amount of the above referenced credit as a contribution to the Optionee's marketing fund for the marketing and promotion of the legalization of gaming at the Premises. Optionee will consult with Optionor regarding the spending of any funds in the Optionee's marketing fund established for the promotion of legalization of gaming at the Premises, and

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Optionee and Optionor shall jointly approve the marketing budget to be utilized for the advancement of the Referendum (as hereinafter defined) and for the approval of full scale casino gambling on riverboats in the Commonwealth of Pennsylvania; and

(ii) in addition to the $1,2000,000.00 payment due by Optionee on or before December 31, 1996 as referenced hereinabove, Optionee shall be obligated to pay to Optionor an additional payment of ONE MILLION ONE HUNDRED TWENTY-FOUR THOUSAND DOLLARS ($1,124,000.00) if, and only if: (1) during 1997 the Legislature of the Commonwealth of Pennsylvania enacts, and the Governor of Pennsylvania signs into law (or the legislation otherwise becomes law without the Governor's signature), a statue or other legislation which authorizes a state-wide voter referendum (the "Referendum") on the legalization of full scale riverboat casino gaming in the Commonwealth of Pennsylvania (which Referendum shall specifically address the question of proposed legislation to be enacted in the Commonwealth of Pennsylvania to legalize full scale casino gambling on riverboats, to be conducted on riverboats whether such vessels be cruising on a body of water located in or directly adjacent to the Commonwealth of Pennsylvania or while such vessel is standing at dockside, said riverboats to be located in the Commonwealth of Pennsylvania generally and specifically in Philadelphia County, Pennsylvania); and (2) during 1997, the Referendum is placed on the ballot for approval or rejection by a statewide vote of all citizens of the Commonwealth of Pennsylvania entitled to vote. If during 1997 the Referendum is placed on the ballot for approval or rejection by a statewide vote of all citizens of the Commonwealth of Pennsylvania entitled to vote, then Optionee shall pay to Optionor the additional payment of $1,124,000.00 within thirty (30) days of the occurrence of the date the Referendum is voted on in 1997. If during 1997 the Referendum is not placed on the ballot for approval or rejection by a statewide vote of all citizens of the Commonwealth of Pennsylvania entitled to vote, then no additional Base Payments (other than the initial payment of $1,2000,000 set forth in (i) above) shall be due and owing from Optionee to Optionor for the year 1997.

     The $1,200,000.00 payment due by no later than December 31, 1996 as set forth in (i) above, and the $1,124,000.00 payment (which payment shall only be due if, during 1997, the Referendum is placed on the ballot for approval or rejection by a statewide vote of all citizens of the Commonwealth of Pennsylvania entitled to vote) shall be deemed to be payment in full by Optionee of the total amount of all monthly Base Payments due from Optionee to Optionor in 1997. Commencing in January 10, 1998, the monthly Base Payments in the amount of $277,000.00 shall thereafter be payable in accordance with the terms and conditions of the Option agreement."

3. Optionor agrees that it will act in good faith and use its best efforts to actively solicit contributions and actively contact appropriate persons in order to promote the adoption of the Referendum in Pennsylvania and the passage of such Referendum by the voters of Pennsylvania, and Optionor agrees that all funds solicited and/or obtained by Optionor for such cause shall be solicited for and shall be

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

     contributed to the organization known as "Pennsylvania for Economic
     Growth".

4. Paragraph 9 of the Option Agreement is hereby amended by adding the following words after the word "Agreement" (and prior to the sentence which begins with the word "Thereafter") on the 32nd line of Paragraph 9 of the Option Agreement:

     ", and in the event that a New Gaming Company is obtained for the second gaming site at the Premises for a purchase price equal to or in excess of $4,124,000.00 and the $1,124,000.00 referenced in subparagraph (ii) of the Modification to Option Agreement has not yet been paid to Optionor or Optionee, then (a) the sum of $1,124,000.00 due and owing to Optionor under the terms of subparagraph (ii) of the Modification to Option Agreement shall concurrently be paid to Optionor from the sums received from the New Gaming Company for the second gaming site, (b) Optionee agrees that it will also reimburse Optionor for the $1,000,000.00 credit received from Optionor pursuant to the terms of subparagraph (i) of the Modification of Option Agreement, and (c) following the reimbursement to Optionor of the $1,000,000.00 credit as previously received from Optionor pursuant to the terms of said subparagraph (i) of this Modification of Option Agreement, Optionee and Optionor shall equally split any initial payment amount which Optionee receives from the New Gaming Company which is in excess of $4,124,000.00 (being the $2,000,000.00 reimbursed to Optionee, and the $1,124,000.00 and the $1,000,000.00 to be paid to Optionor). Notwithstanding the preceding two sentences, in the sole event that the New Gaming Company is obtained for the second gaming site at the Premises for a purchase price of less than $4,124,000.00 and the $1,124,000.00 payment referenced in subparagraph (ii) and the $1,000,000.00 credit referenced in subparagraph (i) of the Modification to Option Agreement has not yet been paid to Optionor by Optionee, then the net purchase price received from the New Gaming Company for the second gaming site at the Premises shall be split equally between Optionee and Optionor. In the event that we sell for less than $4,124,000.00 and the $1,124,000.00 payment has been previously paid, then the Optionor's share of the split will be a maximum of $1,000,000.00.

     The sentence beginning with the word "Thereafter" on the 32nd line of Paragraph 9 of the Option Agreement is hereby deleted from Paragraph 9 of the Option Agreement.

5. Except as specifically set forth herein, the terms and conditions of the Option Agreement shall remain in full force and effect.

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     WITNESS the due execution hereof on the day and year first above written.

                                       LIBERTY LANDING ASSOCIATES

                                       Delaware Avenue Development
                                       Corporation, Partner

                                       By: /s/ Mark Mendelson, President
                                       ------------------------------------

                                       Delaware-Washington Corporation,
                                       Partner

                                       By: /s/ Thomas J. Kelley, President
                                       ------------------------------------

                                       PRESIDENT RIVERBOAT CASINO-
                                       PHILADELPHIA, INC.

                                       By: /s/ James A. Zweifel
                                       ------------------------------------

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